Exhibit 3.2

Bye-laws

of

Kyivstar Group Ltd.

I HEREBY CERTIFY that the following is a true copy of the Bye-laws of Kyivstar Group Ltd. (the “Company”) as subscribed by the subscribers to the Memorandum of Association of the Company and approved at the Statutory Meeting of the Company held on 07 March 2025.

/s/ Marlies A. Smith
For and on behalf of M Q Services Ltd. Secretary

INDEX

INTERPRETATION		1
1.	Definitions and interpretation	1
SHARE CAPITAL AND SHARE RIGHTS		2
2.	Rights of shares	2
3.	Modification of share rights	3
4.	Increase, reduction or alteration of Capital	3
5.	Power to issue shares	3
6.	Registered holder of shares	3
7.	Register of Members	4
8.	Share certificates	4
9.	Uncertificated Shares	4
10.	Lien on shares	5
11.	Call on shares	5
12.	Forfeiture of shares	5
TRANSFER OF SHARES		6
13.	Transfer of certificated shares	6
14.	Transfer of uncertificated shares	6
15.	Instrument of transfer	6
16.	Restrictions on transfer	6
17.	Transfers by joint holders	6
TRANSMISSION OF SHARES		7
18.	Representative of deceased Member	7
19.	Registration on death or bankruptcy	7
GENERAL MEETINGS		7
20.	Annual general meetings	7
21.	Special general meetings/requisition of Members	8
22.	Short notice	8
23.	Accidental omission of notice of general meeting	8
24.	Quorum for general meetings	8
25.	Adjournment of meetings	8
26.	Telephone etc. meetings	8
27.	Attendance of Directors	9
28.	Chairman of meetings	9
29.	Voting at meetings	9
30.	Voting on show of hands	9
31.	Chairman’s decision	9
32.	Demand for a poll	9
33.	Equality of votes	10
34.	Seniority of joint holders voting	10
35.	Objections at meetings	10
36.	Proxies and corporate representatives	10
37.	Written Resolutions	11
BOARD OF DIRECTORS		11
38.	Appointment and removal of Directors	11
39.	Resignation and Disqualification of Directors	12
40.	Alternate Directors	12
41.	Register of Directors and Officers	13
42.	Directors’ fees and additional remuneration and expenses	13
43.	Directors’ interests	13
POWERS AND DUTIES OF THE BOARD		13
44.	Management of the Company	13
45.	Power to borrow and charge property	13
46.	Power to provide benefits	13
47.	Power to appoint managing director or chief executive officer	14
48.	Power to appoint manager and to appoint and dismiss employees	14
49.	Power to authorise specific actions and appoint attorney	14
50.	Power to delegate	14

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51.	Exercise of power to discontinue the Company	14
52.	Meetings of the Board	14
53.	Notice of meetings of the Board	15
54.	Quorum for Board meetings	15
55.	Chairman of meetings	15
56.	Meetings of committees appointed by the Board	15
57.	Written resolutions	15
58.	Acts valid notwithstanding defect in appointment	15
OFFICERS OF THE COMPANY		16
59.	Appointment of Officers of the Company	16
60.	Appointment of Secretary	16
61.	Remuneration and duties of Officers	16
62.	Minutes	16
THE SEAL		16
63.	The Seal	16
64.	Manner in which seal is to be affixed	16
DIVIDENDS AND OTHER DISTRIBUTIONS		16
65.	Declaration of dividends by the Board	16
66.	Other distributions	16
67.	Reserve fund	17
68.	Deduction of amounts due to the Company	17
69.	Record dates	17
CAPITALISATION OF PROFITS		17
70.	Issue of bonus shares	17
ACCOUNTS AND FINANCIAL STATEMENTS		17
71.	Records of account	17
72.	Financial year end	17
73.	Financial statements	17
AUDIT		17
74.	Auditors	17
75.	Service of Notices and Other Documents	18
WINDING UP		19
76.	Winding-up/distribution by liquidator	19
INDEMNITY		19
77.	Indemnification of Directors and Officers	19
ALTERATION OF BYE-LAWS		19
78.	Alteration of Bye-laws	19

ii

BYE - LAWS

of

Kyivstar Group Ltd.

INTERPRETATION

1.	Definitions and interpretation

1.1	In these Bye-laws:

“Act” means the Companies Act 1981 as amended from time to time.

“Alternate Director” means an alternate Director appointed in accordance with these Bye-laws.

“Appointed Stock Exchange” means an electronic market for the trading of securities and identified as a “recognised investment exchange” or an “approved investment exchange” by the Bermuda Monetary Authority.

“Bermuda” means the Islands of Bermuda.

“Board” means the Board of Directors of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a duly constituted meeting of Directors at which there is a quorum present.

“Company” means Kyivstar Group Ltd. (registered in Bermuda under number 202504557).

“Director” means a director of the Company for the time being appointed in accordance with these Bye-laws and includes an Alternate Director.

“Member” means a member of the Company holding one or more shares and, when two or more persons are registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context requires.

“Officer” means any person appointed by the Board to hold an office in the Company.

“Register of Directors and Officers” means the register of directors and officers of the Company maintained by the Company in Bermuda.

“Register of Members” means the register of members of the Company maintained by the Company in Bermuda, or for such time as the shares of the company are listed or admitted to trading on an Appointed Stock Exchange, an operator register of members maintained in accordance with the rules or regulations of such Appointed Stock Exchange.

“Registered Office” means the registered office of the Company which shall be at such place in Bermuda as the Directors shall from time to time appoint.

“Resident Representative” means any person or a company ordinarily resident in Bermuda appointed to act as resident representative and includes any deputy or assistant resident representative.

“Resolution” means a resolution of the Members, or where required, of a separate class or separate classes of Members, adopted either in general meeting or by written resolution, in accordance with these Bye-laws.

“Seal” means the common seal of the Company and includes any duplicate thereof.

“Secretary” means (subject to the provisions of the Act) the person, or a company ordinarily resident in Bermuda, for the time being appointed to perform the duties of the Secretary of the Company and includes an assistant, acting or deputy secretary.

“Treasury Share” means a share of the Company that is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, unless inconsistent with the context or the contrary intention appears, a reference to:

(a)	“paid up” means paid up or credited as paid up;

“may” shall be construed as permissive;

“shall” shall be construed as imperative; and

a “share” means a share in the capital of the Company.

(b)	any meeting (whether of the Directors, a committee appointed by the Board, the Members or any class of the Members) includes any adjournment of that meeting;

(c)	the singular includes the plural and vice versa;

(d)	the masculine includes the feminine and neuter respectively;

(e)	persons include companies, associations or bodies of persons, whether corporate or not;

(f)	writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

(g)	a bye-law is a reference to a Bye-law of these Bye-laws; and

(h)	a statute or law is a reference to a Bermuda statute or law and a provision of any statute or law is a reference to that provision as amended or re-enacted.

1.3	Unless otherwise provided in these Bye-laws, any terms defined in the Act in force at the date when these Bye-laws or any part hereof are adopted and used in these Bye-laws shall bear the same meaning in these Bye-laws or such part (as the case may be).

1.4	For the purposes of these Bye-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Act is present.

1.5	The index to and the headings in these Bye-laws are for convenience only and are to be ignored in construing these Bye-laws.

SHARE CAPITAL AND SHARE RIGHTS

2.	Rights of shares

2.1	Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

2.2	The Company may, without the sanction of a Resolution, purchase its own shares to be held as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

2.3	The Board may, without the sanction of a Resolution, exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

2.4	In respect of any Treasury Share, the Company will be entered in the Register of Members as the holder of those Shares and shall be a Member of the Company subject to the Act. All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

3.	Modification of share rights

3.1	Subject to the Act, if at any time the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than 75% of the issued shares of that class or with the sanction of a Resolution of the holders of such shares voting in person or by proxy at a separate general meeting of the holders of the shares of that class. To any such separate general meeting, all the provisions for these Bye- Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

3.2	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms or issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

4.	Increase, reduction or alteration of Capital

4.1	The Company may from time to time by Resolution change the currency of denomination of, increase, alter or reduce its share capital in accordance with the Act.

4.2	Where any fraction of a share or other difficulty arises on any alteration, the Board may settle the same as it thinks fit including, without limitation to the generality of the foregoing, the issue to Members of fractions of shares and/or arranging for the sale and transfer of fractions of shares of Members.

5.	Power to issue shares

5.1	Subject to the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by Resolution determine.

5.2	Subject to the provisions of these Bye-laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.3	Subject to these Bye-laws, any Treasury Shares held by the Company will be at the disposal of the Board, which may elect to hold the shares as Treasury Shares, dispose of or transfer the shares for cash or other consideration, or cancel any of the shares.

5.4	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

6.	Registered holder of shares

6.1	The Company may treat the registered holder of any share as the absolute owner thereof and shall not be bound to recognise (even when having notice thereof) any equitable, contingent, future or other claim to, or partial interest in, any share on the part of any other person.

6.2	Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at that Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one of such holders can give an effective receipt for any dividend paid in respect of those shares.

7.	Register of Members

The Secretary shall establish and maintain the Register of Members at the Registered Office in the manner prescribed by the Act. Unless the Board otherwise determines, the Register of Members shall be open to inspection in the manner prescribed by the Act between 10.00 a.m. and 12.00 noon on every working day. Unless the Board so determines, no Member or intending Member shall be entitled to have entered in the Register of Members any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-law 6.1.

8.	Share certificates

Subject always to the provisions of Bye-law 9.2:

8.1	the preparation, issue and delivery of certificates shall be governed by the Act. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all;

8.2	the Company shall not be obliged to complete or deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted or transferred; and

8.3	if a share certificate shall be proved to the satisfaction of the Board to have been defaced, lost, worn out or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.	Uncertificated Shares

9.1	If at any time the Company participates or is able to participate in an Appointed Stock Exchange on which the Company’s shares are listed or admitted to trading, the Board may permit shares of any class to be held in uncertificated form and to be transferred by means of a relevant system acceptable to the Appointed Stock Exchange. Conversion of shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Board may in its absolute discretion think fit (subject to the facilities and requirements of the Appointed Stock Exchange).Shares held in uncertificated form shall not constitute a separate class of shares from other shares in that class simply by virtue of such shares being held in uncertificated form.

9.2	Unless otherwise determined by the Board and permitted under the rules of the Appointed Stock Exchange, if any, on which the Company’s shares are listed or admitted to trading, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise by written instrument as permitted by the Act. The Board shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the requirements of the Appointed Stock Exchange) and no provision of these Bye-laws shall apply or have effect to the extent that it is any way inconsistent with the holding of shares in uncertificated form or the transfer of title to uncertificated shares by means of a relevant system permitted by the Appointed Stock Exchange.

9.3	A Member may, in accordance with the Act or the requirements of an Appointed Stock Exchange, apply to the Board to change a share from a certificated share to an uncertificated share or vice versa, and the Board shall prescribe the manner for such conversion in accordance with the facilities and regulations of the Appointed Stock Exchange.

10.	Lien on shares

10.1	The Company shall have a first lien on every share (not being a fully paid share) for all moneys called or payable in respect of such share, and the Company shall also have a first lien on every share (other than a fully paid share) registered in the name of a Member, whether singly or jointly, for all the debts and liabilities, whether actual or contingent or owed singly or jointly with any other person, of that Member to the Company. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

10.2	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

10.3	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

11.	Call on shares

11.1	The Board may from time to time make calls upon a Member (for the avoidance of doubt excluding the Company in respect of any nil paid or partly paid shares held by the Company as Treasury Shares) in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by that Member and if a call is not paid on or before the day appointed for payment, the Member may at the discretion of the Board be liable to pay to the Company interest on the unpaid amount of any such call at such rate as the Board may determine, from the date on which that call was payable to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

11.2	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

11.3	A call may be revoked or postponed as the Board may determine.

11.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

12.	Forfeiture of shares

12.1	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

12.2	The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment is to be made and shall state that, if the payment is not paid on or before the day and at the place appointed, the shares in respect of which such call is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Bye-laws to forfeiture shall include surrender.

12.3	If the requirements of any such notice are not complied with, any such share in respect of which such notice has been given may at any time thereafter before payment of such call or instalment and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect whereupon such share shall become the property of the Company and may be disposed of as the Board shall determine. Any forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

12.4	A Member whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls owing on such shares at the time of forfeiture and all interest due thereon and the Company may enforce payment without being obliged to make any allowance for the value of the shares forfeited.

TRANSFER OF SHARES

13.	Transfer of certificated shares

Subject to the Act, to any applicable restrictions in these Bye-laws and the prior consent of the Board, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

14.	Transfer of uncertificated shares

Where shares are held in uncertificated from, the Board may accept any instrument of transfer, transfer document or other method of electronic transfer permitted by the Appointed Stock Exchange to effect transfer of title to such shares held in uncertificated form, provided always that the Board shall cause to the Register of Members to be updated and maintained in accordance with the provisions of the Act and the requirements of the Appointed Stock Exchange.

15.	Instrument of transfer

The instrument of transfer of a share held in certificated form shall be signed by or on behalf of the transferor alone except where the shares the subject of the instrument of transfer have not been fully paid up in which case the instrument of transfer shall be signed by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. All instruments of transfer when registered may be retained by the Company.

16.	Restrictions on transfer

16.1	The Board may, in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share held in certificated form. The Board shall refuse to register any transfer unless all applicable consents, authorisations and permissions of any governmental agency or body in Bermuda have been obtained.

16.2	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-law 16.1.

16.3	If the Board refuses to register a transfer of a certificated share the Secretary shall, within one month after the date on which the instrument of transfer was lodged, send to the transferor and the transferee notice of such refusal.

17.	Transfers by joint holders

The joint holders of any share may transfer that share to one or more of those joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of that deceased Member.

TRANSMISSION OF SHARES

18.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors, where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member, where he was sole holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing contained in these Bye-laws shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. Subject to Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion determine to be the person properly authorised to deal with the shares of a deceased Member.

19.	Registration on death or bankruptcy

19.1	Any person becoming entitled to a share on the death or bankruptcy of a Member may be registered as a Member on such evidence as the Board may deem sufficient or may elect to have some person nominated by him registered as the transferee thereof. If the person so entitled elects to be registered himself, he shall deliver to the Company a notice in writing to that effect signed by him. If he elects to have his nominee registered, he shall execute in favour of his nominee an instrument of transfer of such share. On presentation of the notice or instrument of transfer (as the case may be) to the Board together with such evidence as the Board may require to prove the title of the person so entitled, the person so entitled or the transferee (as the case may be) shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before his death or bankruptcy (as the case may be).

19.2	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-law 19.1.

GENERAL MEETINGS

20.	Annual general meetings

20.1	Save where an election has been made in accordance with Bye-law 20.2, the annual general meeting of the Company shall be held in each calendar year in accordance with the requirements of the Act at such time and place as the Board shall appoint. At least 5 days notice (excluding the day on which it is served or deemed to be served and the day for which it is given) in writing shall be given to each Member entitled to receive notice thereof specifying the place, date and time of the meeting, that the election of Directors will take place at the meeting and, as far as practicable, the general nature of the business to be considered.

20.2	In accordance with the provisions of Section 71A of the Act, the Company may by Resolution elect to dispense with the holdings of annual general meetings. The election may have effect for

(a)	the year in which it is made and any subsequent year or years;

(b)	a specified number of years; or

(c)	indefinitely.

20.3	In any year in which an annual general meeting would be required to be held but for an election under Bye-law 20.2, and in which no general meeting has been held, any Member or Members may, by notice in writing to the Company not later than three (3) months before the end of such year, require the holding of an annual general meeting in that year.

20.4	If an election under Bye-law 20.2 ceases to have effect, the Company is not obliged to hold an annual general meeting in that year if, when the election ceases to have effect, less than three months of that year remains.

21.	Special general meetings/requisition of Members

21.1	The Board may, whenever it thinks fit, convene general meetings other than annual general meetings which shall be special general meetings.

21.2	The Board shall, on the requisition of Members holding at the date of deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of deposit carries the right to attend and vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and Section 74 of the Act shall apply.

21.3	A special general meeting shall be convened by the Board on not less than 5 days’ notice (excluding the day on which it is served or deemed to be served and the day for which it is given) in writing to each Member entitled to receive notice thereof specifying the place, date and time of the meeting and the general nature of the business to be considered at the meeting.

22.	Short notice

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Bye-laws 20 or 0, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote at the meeting;

(b)	in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

23.	Accidental omission of notice of general meeting

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

24.	Quorum for general meetings

No business shall be transacted at any general meeting unless a quorum is present. Save as otherwise provided by these Bye-laws, at least two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes provided that if the Company shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time and place as the Secretary may determine.

25.	Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote at general meetings in accordance with these Bye-laws.

26.	Telephone etc. meetings

Members may participate in any general meeting by telephone, electronic or other communication facilities which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

27.	Attendance of Directors

The Directors shall upon written request deposited at the Registered Office be entitled to receive notice of, attend and speak at, general meetings of the Company.

28.	Chairman of meetings

The Chairman or President of the Company shall preside as chairman at every general meeting. If at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or, if no Director is willing to act as chairman, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

29.	Voting at meetings

29.1	Save where a greater majority is required by the Act or these Bye-laws, any question proposed for consideration at a general meeting shall be decided on by a simple majority of votes cast.

29.2	No Member shall be entitled to vote at any general meeting unless that Member has paid all the calls on all shares held by that Member.

30.	Voting on show of hands

Unless a poll is demanded in accordance with Bye-law 32, at any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye- laws, each Member present in person or proxy at that meeting shall be entitled to one vote and shall cast that vote by raising his or her hand.

31.	Chairman’s decision

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of that fact without proof of the number of votes recorded for or against such resolution.

32.	Demand for a poll

32.1	At any general meeting of the Company, in respect of any question proposed for consideration of the Members (whether before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll may be demanded by:

(a)	the chairman of the meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	a Member or Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

32.2	Where, in accordance with Bye-law 32.1, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at that meeting shall have one vote for each share of which that person is the holder or for which that person holds a valid proxy and such vote shall be counted in such manner as the chairman of the meeting may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

32.3	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

32.4	On a poll:

(a)	votes may be cast either personally or by proxy; and

(b)	a person entitled to more than one vote need not cast all his votes or cast all his votes in the same way.

33.	Equality of votes

In the case of an equality of votes either on a show of hands or a poll, the chairman of the meeting shall not have a second or casting vote and the proposed resolution shall fail.

34.	Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

35.	Objections at meetings

If at a general meeting:

(a)	any objection is raised to the qualification of any voter; or

(b)	any votes are counted which should not have been counted or which may have been rejected; or

(c)	any votes are not counted which should have been counted,

the objection or error shall not vitiate the decision of the meeting on any resolution unless the objection or error is raised or pointed out at the meeting at which the vote is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

36.	Proxies and corporate representatives

36.1	A Member may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings or resolutions in writing until notice of revocation is received at the Registered Office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of a standing proxy or authorisation and the operation of that standing proxy or authorisation shall be deemed to be suspended until the Board confirms that it has received and is satisfied with the requested evidence.

36.2	The instrument appointing a proxy shall be in writing in any common form or in such other form as the Board may approve, under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

36.3	Subject to Bye-law 36.1, the instrument appointing a proxy together with such evidence of due execution as the Board may from time to time require, shall be delivered to the Registered Office (or to such place as may be specified in the notice convening the meeting, or, in the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or, in the case of a poll taken subsequent to the date of a meeting, before the time appointed for taking the poll or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

36.4	Subject to the Act, the Board may at its discretion waive any of the provisions of these Bye-laws relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

37.	Written Resolutions

37.1	Subject to these Bye-laws anything which may be done by Resolution of the Company in general meeting or by Resolution of a meeting of any class of the Members of the Company may, without a meeting be done by written resolution in accordance with this Bye-Law.

37.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated, to all Members who would be entitled to attend a meeting and vote on the resolution. The length of the period of notice which would be required for a meeting will not apply. The date of the notice will be set out in the copy of the resolution in writing. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

37.3	A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

37.4	A resolution in writing may be signed in any number of counterparts.

37.5	A Resolution in writing made in accordance with this Bye-law is as valid as if it has been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Members of the Company, as the case may be, any reference in any Bye-Law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

37.6	A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Act and these Bye-laws.

37.7	This Bye-law 37 shall not apply to:

(a)	a Resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a Resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

BOARD OF DIRECTORS

38.	Appointment and removal of Directors

38.1	The Board shall consist of one or more Directors as determined by the Company by Resolution from time to time who shall be elected or appointed in the first place at the statutory meeting and thereafter, except in the case of a casual vacancy, at the annual general meeting or any special general meeting called for the purpose and who shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Without prejudice to the power of the Company by Resolution to appoint any person to be a Director in accordance with these Bye-laws, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

38.2	The Company may, at a special general meeting called for that purpose, remove a Director, provided that notice of the meeting is served upon the Director concerned not less than 14 days before the meeting and the Director will be entitled to be heard at the meeting. Any vacancy created by the removal of the Director may be filled at the special general meeting by the election of a new director in his place, or in the absence of such election, by the Board.

39.	Resignation and Disqualification of Directors

The office of a Director shall be vacated if the Director:

(a)	resigns by notice in writing to the Company;

(b)	is or becomes of unsound mind or dies;

(c)	is or becomes bankrupt or makes any arrangement or composition with his creditors;

(d)	is prohibited by law from being a Director;

(e)	ceases to be a Director by virtue of the Act or is removed from office pursuant to these Bye-laws.

40.	Alternate Directors

40.1	The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors or may authorise the Board to appoint such Alternate Directors. Unless the Members otherwise resolve, any Director may appoint and remove his own Alternate Director by written or verbal notice to the Secretary. Any Alternate Director may be removed by Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

40.2	An Alternate Director shall have the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present at a meeting of the Board.

40.3	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which any Director for whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate.

40.4	A person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

41.	Register of Directors and Officers

The Secretary shall establish and maintain a Register of Directors and Officers as required by the Act. The Register of Directors and Officers shall be open to inspection in the manner prescribed by the Act between 10:00 a.m. and 12:00 noon on every working day.

42.	Directors’ fees and additional remuneration and expenses

The remuneration (if any) of the Directors shall be determined from time to time by the Company by Resolution and shall be deemed to accrue from day to day. A Director may also be paid all travel, hotel and incidental expenses properly incurred in attending and returning from meetings of the Board, committees appointed by the Board, general meetings of the Company, or in connection with the business of the Company or his duties as a Director generally.

43.	Directors’ interests

43.1	A Director, or a Director’s firm, partner or any company with whom a Director is associated, may act in a professional capacity for the Company and that Director or that Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing in this Bye-law shall authorise a Director or a Director’s firm, partner or company to act as Auditor of the Company.

43.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Act.

43.3	Following a declaration being made pursuant to Bye-law 43.2, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

POWERS AND DUTIES OF THE BOARD

44.	Management of the Company

44.1	In managing the business of the Company, the Board may exercise all such powers of the Company as are not by statute or by these Bye-laws required to be exercised by the Company in general meeting subject to the Act, these Bye-laws and to any directions given by the Company by Resolution.

44.2	No direction or alteration of these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that direction or alteration had not been made. The powers given by this Bye-law shall not be limited by any special power given to the Board by these Bye-laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

44.3	The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

45.	Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

46.	Power to provide benefits

The Board on behalf of the Company may provide benefits for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

47.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more of the Directors to be managing director or chief executive officer of the Company who shall, subject to control of the Board, supervise and administer all of the general business and affairs of the Company. The terms of any such appointment as to period and remuneration (if any) shall be determined by the Board.

48.	Power to appoint manager and to appoint and dismiss employees

48.1	The Board may appoint a person to act as manager of the Company’s day to day business and may entrust and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

48.2	The Board may appoint, suspend or remove any employee of the Company and may fix his remuneration and determine his duties.

49.	Power to authorise specific actions and appoint attorney

49.1	The Board may from time to time and at any time authorise any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

49.2	The Board may from time to time and at any time by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

50.	Power to delegate

50.1	The Board may entrust and confer on any Director or officer any of the powers exercisable by it on such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

50.2	The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board may impose on it.

51.	Exercise of power to discontinue the Company

The Board may exercise all the powers of the Company to discontinue the Company in a named country or jurisdiction outside Bermuda in accordance with the Act.

52.	Meetings of the Board

52.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

52.2	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a board meeting.

52.3	Questions arising at any Board meeting shall be determined by a majority of votes and, in the event of an equality of votes, the resolution shall fail. For such time as the Company has only one Director, the Director may take decisions without regard to any of the provisions of these Bye-laws relating to Directors’ decision-making.

52.4	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

53.	Notice of meetings of the Board

53.1	Subject to Bye-law 53.3, prior notice of meetings of the Board specifying the date, time and place of the meeting and a brief description of the business to be conducted at the meeting shall be given to each Director provided that failure to provide notice as aforesaid shall not invalidate a meeting or the business transacted at that meeting.

53.2	Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, facsimile, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose.

53.3	A Director may waive notice of any meeting either prospectively or retrospectively.

54.	Quorum for Board meetings

For such time as the Board shall consist of two or more Directors, the quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two Directors. For such time as the Company has only one Director, such Director acting alone may take decisions to transact the business of the Company in lieu of a Board. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Act and these Bye-laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

55.	Chairman of meetings

The Chairman (if any) of the Board or, in his absence, the Vice-Chairman shall preside as chairman at every meeting of the Board. If there is no such Chairman or Vice-Chairman, or if at any meeting the Chairman or the Vice-Chairman is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may chose one of their number to be chairman of the meeting.

56.	Meetings of committees appointed by the Board

The meetings and proceedings of any committee appointed by the Board consisting of two or more persons shall be governed by the provisions in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

57.	Written resolutions

A resolution in writing signed by all the Directors or by all the members of a committee which may be in counterparts shall be as valid as if it had been passed at a duly called and constituted meeting of the Board or committee, as the case may be, such resolution to be effective on the date on which the last Director signs the resolution.

58.	Acts valid notwithstanding defect in appointment

All acts done by the Board, any committee, any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS OF THE COMPANY

59.	Appointment of Officers of the Company

The Board may appoint such officers who may or may not be Directors as the Board may determine. Any person elected or appointed pursuant to this Bye-law shall hold office until the close of the next annual general meeting or for such other period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment at any time.

60.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time. Any person elected or appointed pursuant to this Bye-law shall hold office until the close of the next annual general meeting or for such other period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment at any time.

61.	Remuneration and duties of Officers

Save as provided in the Act or these Bye-laws, the powers, duties and remuneration of the Officers of the Company shall be such (if any) as are determined from time to time by the Board. A provision of the Act or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

62.	Minutes

The Directors shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

(c)	of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

(d)	of all proceedings of managers (if any).

THE SEAL

63.	The Seal

The Seal shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

64.	Manner in which seal is to be affixed

A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose. A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

DIVIDENDS AND OTHER DISTRIBUTIONS

65.	Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

66.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

67.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

68.	Deduction of amounts due to the Company

The Board may deduct from any dividend, distribution or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls on or in respect of shares of the Company or otherwise in respect of monies owed by him to the Company.

69.	Record dates

Notwithstanding any other provisions of these Bye-laws, the Company may by Resolution or the Board may fix any date as the record date for the payment of any dividend or distribution or the making of any allotment or issue of shares and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

CAPITALISATION OF PROFITS

70.	Issue of bonus shares

70.1	The Board may resolve to capitalise all or any part of any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

70.2	The Company may capitalise any sum standing to the credit of a reserve accounts or otherwise available for distribution by applying such sum in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

71.	Records of account

The Board shall cause to be kept proper accounting records in accordance with the requirements of the Act. The records of account shall be kept at the Registered Office or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall at all times be open to inspection by the Directors during normal business hours.

72.	Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31 December in each year.

73.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements made out in accordance with the provisions as required by the Act shall be laid before the Members in general meeting.

AUDIT

74.	Auditors

Subject to any rights to waive an audit pursuant to Section 88 of the Act, auditors shall be appointed by the Members or the Directors in accordance with Section 89 of the Act and their duties shall be regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

NOTICES

75.	Service of Notices and Other Documents

75.1	Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company and any instrument of proxy may be sent to, served on or delivered to any Member of the Company

(a)	personally;

(b)	by sending through the post (by airmail where applicable) in a pre-paid letter addressed to such Member at his address as appearing in the Register of Members;

(c)	by sending it by courier to or leaving it at the Members’ address appearing in the Register of Members;

(d)	by, where applicable, sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Member for the purposes of communication in such manner; or

(e)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs (a), (b), (c) or (d) of this Bye-law, in accordance with the Act.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all joint holders.

75.2	Any notice or other document shall be deemed to have been served or delivered to any Member by the Company

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four hours after sending;

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve hours after sending; or

(e)	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-laws.

Each Member and each person becoming a Member for the Company subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

75.3	Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the shares, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

75.4	Save as otherwise provided, the provisions of these Bye-laws as to service of notices and other documents on Members shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-laws.

WINDING UP

76.	Winding-up/distribution by liquidator

If the Company is wound up, the liquidator may, with the sanction of a Resolution of the Members and any other sanction required by the Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

77.	Indemnification of Directors and Officers

77.1	The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

77.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

77.3	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

ALTERATION OF BYE-LAWS

78.	Alteration of Bye-laws

These Bye-laws may be amended from time to time in the manner provided for in the Act.